UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 9, 2004

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 9, 2004, at the Microsoft Corporation annual meeting of shareholders, shareholders approved two proposals relating to amendments to the Company’s 2001 Stock Plan, 1991 Stock Option Plan, 1999 Stock Plan for Non-Employee Directors, Stock Option Plan for Non-Employee Directors and Stock Option Plan for Consultants and Advisors (collectively, the “Plans”). The amendments proposed at the meeting therefore became effective on November 9, 2004. The amended and restated Plans are attached hereto as Exhibits 10.1 through 10.5.

Each of the Plans have been amended in similar ways to permit the Board to adjust awards, the numeric grant limitations in the plan, and the number of shares covered by the plan in the event of any distribution to shareholders other than a normal cash dividend. The first paragraph of Section 14 of the 2001 Stock Plan has been restated to read as follows:

14. Adjustments to Shares Subject to the Plan.

If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan, (iii) the Maximum Annual Participant Award, (iv) the maximum aggregate number of Shares underlying all Nonqualified Stock Options and SARs with a per Share exercise price of less than fair market value on any grant date that may be granted under the Plan, and (v) the maximum aggregate number of Shares underlying all Awards with a vesting period of less than three years. The Board may also make adjustments described in (i)-(v) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 14, the Board may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax consequences of an adjustment and (iii) the possibility that some Awardees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Board shall be final, binding and conclusive. For purposes of this Section 14, conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

The adjustment provisions of the 1991 Stock Option Plan, the 1999 Stock Plan for Non-Employee Directors, the Stock Option Plan for Non-Employee Directors and the Consultants and Advisors Plan have been similarly revised. Each amended Plan also includes related changes to implement the effect of the revisions to the adjustment provisions. The adjustment provisions of the Plans previously allowed for adjustments to awards for a capital event. Those provisions have been revised to provide express authority to make adjustments for distributions to shareholders other than a normal cash dividend.

As a result of the approval of the amendments to the 2001 Stock Plan and the 1991 Stock Option Plan, the special dividend of $3.00 per share conditionally declared July 20, 2004 has become unconditional. The adjustments to the employee awards approved by the Board under the stock plans and the increase in the maximum number of shares issuable under each plan by the additional number of shares covered by awards under the plans as a result of the adjustments occurred on November 15, 2004, the ex-dividend date for the special dividend.

Item 9.01. Financial Statements and Exhibits

(c) The following items are filed as exhibits to this report:

10.1	Microsoft Corporation 2001 Stock Plan, as amended and restated as of November 9, 2004
10.2	Microsoft Corporation 1991 Stock Option Plan, as amended and restated as of November 15, 2004
10.3	Microsoft Corporation 1999 Stock Plan for Non-Employee Directors, as amended and restated as of November 15, 2004
10.4	Microsoft Corporation Stock Option Plan for Non-Employee Directors, as amended and restated as of November 15, 2004
10.5	Microsoft Corporation Stock Option Plan for Consultants and Advisors, as amended and restated as of November 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: November 15, 2004	/s/ John G. Connors
John G. Connors Senior Vice President; Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Microsoft Corporation 2001 Stock Plan, as amended and restated as of November 9, 2004

10.2	Microsoft Corporation 1991 Stock Option Plan, as amended and restated as of November 15, 2004

10.3	Microsoft Corporation 1999 Stock Plan for Non-Employee Directors, as amended and restated as of November 15, 2004

10.4	Microsoft Corporation Stock Option Plan for Non-Employee Directors, as amended and restated as of November 15, 2004

10.5	Microsoft Corporation Stock Option Plan for Consultants and Advisors, as amended and restated as of November 15, 2004